EXHIBIT 3.1
AMENDED AND RESTATED
BY-LAWS
OF
A. SCHULMAN, INC.
(as of March 30, 2017)

ARTICLE I

Offices
Section 1.The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the busi-ness of the corporation may require.

ARTICLE II

Meetings of Stockholders
Section 1.All meetings of the stockholders for the election of directors shall be held in the City of Akron, State of Ohio, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.Annual meetings of stockholders, generally shall be held on the second Thursday of December, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by written ballot a Board of Directors, and transact such other business as may properly be brought before the meeting.
To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2, (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting (iii) is a stockholder of record at all times since giving the notice until the time of such annual meeting, (iv) is a stockholder of record at the time of such annual meeting, and (v) complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described hereinabove.
To be in proper written form, a stockholder’s notice to the secretary shall set forth the following information: (x) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, and (y) as to the stockholder giving notice, and the beneficial owner, if any, on whose behalf such business is being proposed, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner, (ii) (A) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such stockholder and by such beneficial owner, or any affiliates or associates of each such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such stockholder and by such beneficial owner, and by any affiliates or associates of either such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner, or any affiliates or associates of either such person, with respect to stock of the corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such stockholder or such beneficial owner, or any affiliates or associates of either such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, either such person, or any affiliates or associates of either such person, or to increase or decrease the voting power or pecuniary or economic interest of either such person, or any affiliates or associates of either such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such stockholder or such beneficial owner, or any affiliates or associates of either such person, and any other person or persons (including their names) in connection with the proposal of such business, and any material interest of either such person, or any affiliates or associates of either such person, in such business, including any anticipated benefit therefrom to either such person, or any affiliates or associates of either such person; (iv) a description of any proxy, transaction, agreement, arrangement, or understanding (whether written or oral) pursuant to which such stockholder or such beneficial owner, or any affiliate or associate of either such person, has a right to vote any shares of the corporation’s stock; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by such a person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting. In addition, the stockholder shall promptly provide any other information reasonably requested by the corporation.
Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2, provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.
The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if so determined, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Nothing contained in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 3.Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.
Section 4.The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any pur-pose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 5.Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors then in office.
Section 6.Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 7.Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 8.The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9.When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 10.Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
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ARTICLE III

Directors
Section 1.The number of directors shall be fixed in accor-dance with Article EIGHTH of the certificate of incorporation.
Section 2.Vacancies on the Board of Directors shall be filled in accordance with Article EIGHTH of the certificate of incorporation.
Section 3.The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
Section 4.Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.
(a)Nominations of persons for election to the Board of Directors at the annual meeting or at any special meeting of stockholders called for the election of directors may be made by or at the direction of the Board of Directors, including by any nominating committee or person appointed by the Board of Directors.
(b)Nominations of persons for election to the Board of Directors at the annual meeting or at any special meeting of stockholders called for the election of directors may be made by any stockholder of the corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 4(b), (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (iii) is a stockholder of record at all times since giving the notice until the time of such meeting, (iv) is a stockholder of record at the time of such meeting, and (v) complies with the notice procedures set forth in this Section 4(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.
To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation (x) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (y) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described hereinabove.
To be in proper written form, a stockholder’s notice to the secretary shall set forth the following information: (I) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class and number of shares of capital stock of the corporation which are beneficially owned by the person; (D) a completed and signed questionnaire that is required of the corporation’s directors and executive officers (available from the corporation’s secretary upon request); and (E) any other information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (II) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made: (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (B) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such stockholder and by such beneficial owner, or by any affiliates or associates of either such person, (2) the name of each nominee holder of shares of stock of the corporation owned beneficially but not of record by such stockholder and by such beneficial owner, and by any affiliates or associates of either such person, and the number of shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner, or any affiliates or associates of such person, with respect to stock of the corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such stockholder or such beneficial owner, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk or benefit of stock price changes for, either such person, or any affiliates or associates of either such person, or to increase or decrease the voting power or pecuniary or economic interest of either such person, or any affiliates or associates of either such person, with respect to stock of the corporation; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such stockholder or such beneficial owner, or any affiliates or associates of either such person, and each proposed nominee or any other person or persons (including their name and address) pursuant to which the nomination(s) are being made by such stockholder or such beneficial owner, and any material interest of either such person, or any affiliates or associates of either such person, in such nomination, including any anticipated benefit therefrom to either such person, or any affiliates or associates of either such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in such stockholder’s notice; (E) a description of any proxy, transaction, agreement, arrangement, or understanding pursuant to which such stockholder or such beneficial owner, or any affiliate or associate of either such person, has a right to vote any shares of the corporation’s stock; and (F) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting. For the avoidance of doubt, the obligation to update and supplement as set forth herein or any other section of these by-laws shall not be deemed to extend or waive any applicable deadlines under these by-laws, cure deficiencies in any notice of nomination, or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. The corporation may require any proposed nominee to promptly furnish such other information as may reasonably be required by the corporation.
(c)The corporation shall include in its proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below in this Section 4(c)), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of not more than 25 stockholders, that (i) satisfies (or, in the case of a group of stockholders, collectively and individually satisfy) the requirements of this Section 4(c) (such individual stockholder or stockholder group, including each member thereof, to the extent the context requires, the “Eligible Stockholder”), (ii) expressly requests in the notice required by this Section 4(c) to have the Stockholder Nominee(s) included in the corporation’s proxy statement pursuant to this Section 4(c), and (iii) provides the corporation with the information called for by the last two paragraphs of Section 4(b) of these by-laws with respect to each such Eligible Stockholder and each such Stockholder Nominee, as applicable. The corporation shall also include the name of any such Stockholder Nominee on the form of proxy for such annual meeting of stockholders, subject to the provisions of this Section 4(c).
I.For purposes of this Section 4(c), the “Required Information” that the corporation will include in its proxy statement is the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act and, if the Eligible Stockholder so elects, a Statement (as defined below in this Section 4(c)).
II. The corporation shall not be required to include, pursuant to this Section 4(c), any information concerning any Stockholder Nominee in the corporation’s proxy statement for any annual meeting of stockholders (A) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading or that the corporation, in good faith, believes would violate any applicable law or regulation, (B) with respect to whom the secretary of the corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 4(b) of these by-laws, (C) who would cause the number of Stockholder Nominees included in the corporation’s proxy statement to exceed the maximum number permitted by this Section 4(c), (D) who is not independent under the listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (E) (1) whose election as a member of the Board of Directors would cause the corporation to be in violation of these by-laws, the corporation’s certificate of incorporation, the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, or any other applicable state or federal law or regulation, (2) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (3) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, or (F) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee breaches or fails to comply with such person’s obligations pursuant to these by-laws, including, without limitation, this Section 4.
III. The Nominating and Corporate Governance Committee shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding the independence of such Stockholder Nominee that is received by the corporation. At the request of the corporation, each Stockholder Nominee must complete and submit the questionnaire that is required of the corporation’s directors and executive officers. The corporation may also request such additional information as is necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards, and the Stockholder Nominee and the Eligible Stockholder (or group of stockholders that together is such Eligible Stockholder) shall promptly provide the corporation with such additional requested information.
IV. If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 4(c), if the Eligible Stockholder fails to meet all of the requirements of the notice provisions set forth in the last two paragraphs of Section 4(b) of these by-laws to properly nominate a candidate for election as a director at the annual meeting of stockholders, or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation prior to the annual meeting of stockholders: (A) the corporation may, to the extent it deems feasible, remove the name of the Stockholder Nominee and the Statement from the corporation’s proxy statement, remove the name of the Stockholder Nominee from the corporation’s form of proxy, and otherwise communicate to the corporation’s stockholders that the Stockholder Nominee will not be eligible for nomination or election at the annual meeting of stockholders; and (B) the Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the notice provided pursuant to this Section 4(c).
V. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders (including any Stockholder Nominees that were submitted by one or more Eligible Stockholders for inclusion in the corporation’s proxy statement pursuant to this Section 4(c) but who are either subsequently withdrawn or disqualified pursuant to this Section 4(c), or whom the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 4(c) may be delivered pursuant to this Section 4(c), or if such number is not a whole number, the closest whole number below such 25%; provided, however, that if one or more vacancies occur on the corporation’s Board of Directors after the last day on which notice of a nomination in accordance with the provisions set forth in this Section 4(c) may be delivered but before the date of the annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the reduced number of directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4(c) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy statement until the maximum number is reached, going in order of the number (greatest to fewest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. A stockholder shall not be an Eligible Stockholder, and shall not be eligible to participate in a group of stockholders constituting an Eligible Stockholder, if, as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 4(c) may be delivered pursuant to this Section 4(c), greater than 25% of the number of directors in office (or if such amount is not a whole number, the closest whole number below 25%) were elected to the Board of Directors pursuant to (A) the submission of such directors’ candidacy under this Section 4 by such stockholder or any of such stockholder’s affiliates or associates, or by any group of stockholders of which such stockholder or any of such stockholder’s affiliates or associates is or has been a part or (B) nomination of such directors by the corporation pursuant to any agreement entered into between the corporation and such stockholder or such stockholder’s affiliates or associates.
VI. For purposes of this Section 4(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of such stockholder’s affiliates or associates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of such stockholder’s affiliates or associates for any purposes, or purchased by such stockholder or any of such stockholder’s affiliates or associates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of such stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or such stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate or associate. Notwithstanding whether any such shares held by an Eligible Stockholder are subject to any instruments or agreements having the purpose or effect described in clause (1) of the immediately preceding sentence, and notwithstanding the failure of such Eligible Stockholder to possess full voting rights pursuant to clause (i) of the immediately preceding sentence to the extent such failure is caused by such instruments or agreements, an Eligible Stockholder shall be deemed to “own” outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person, if and only if the Eligible Stockholder has the right to recall such loaned shares, and undertakes in accordance with the following paragraph of this Section 4(c) and does recall such loaned shares upon being notified that any of such Eligible Stockholder’s Stockholder Nominee(s) will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting pursuant to this Section 4, unless and to the extent that any such shares are deemed not to be “owned” by such Eligible Stockholder for any other purpose pursuant to the immediately preceding sentence. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors.
VII. An Eligible Stockholder must have owned (as defined in the immediately preceding Section 4(c)(VI)) 3% or more of the shares of the corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of each of: (i) the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 4(c); (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the time of the annual meeting of stockholders. Within the time period specified in this Section 4(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 4(c), an Eligible Stockholder must provide the following information in writing to the secretary of the corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (B) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder’s notice of nomination of such Stockholder Nominee pursuant to Section 4(b), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as the same may be amended; (D) a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, does not presently have such intent, and intends to continue to hold the Required Shares through the annual meeting of stockholders and for at least one additional year after the date of the annual meeting of stockholders, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 4(c), (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, as the same may be amended, in support of the election of any individual as a director at the annual meeting of stockholders other than the Stockholder Nominee of the Eligible Stockholder or a nominee of the Board of Directors, (4) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the corporation, (5) will comply with all laws and regulations applicable in connection with the annual meeting of stockholders, (6) will provide facts, statements, and other information in all communications with the corporation and the stockholders of the corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (7) will recall any outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person that are to be counted for purposes of determining the Required Shares and the Eligible Stockholder’s eligibility hereunder in accordance with the provisions relating thereto in the foregoing Section 4(c)(VI) upon being notified that any of the Stockholder Nominee(s) of such Eligible Stockholder will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting; (E) in the case of a nomination by a group of stockholders who together constitute an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (F) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 4(c)) agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (2) indemnify and hold harmless the corporation, and each of the corporation’s directors, officers and associates individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of the corporation’s directors, officers or associates (i.e., employees) arising out of any nomination submitted by the Eligible Stockholder pursuant to Section 4(c), and (3) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders.
VIII.The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 4(c) is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders in support of the Stockholder Nominee’s candidacy, if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Statement”). Notwithstanding anything to the contrary contained in this Section 4(c), the corporation may omit from its proxy statement the Statement any information that the corporation, in good faith, believes would violate any applicable law or regulation, including without limitation by being materially false or misleading, or otherwise cause harm to the corporation.
IX. Within the time period specified in this Section 4(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 4(c), a Stockholder Nominee must deliver to the secretary of the corporation a written representation and agreement that such Stockholder Nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (C) will comply with all the corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, as well as any other policies and guidelines of the corporation applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or any other paragraph of this Section 4(c) or of Section 4(b) of these by-laws, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy statement or on the corporation’s form of proxy.
X. Any Stockholder Nominee who is included in the corporation’s proxy statement and on the corporation’s form of proxy for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 4(c) for the next two succeeding annual meetings of stockholders.
XI.Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 4(c) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, with the sole exception that an individual Eligible Stockholder may have held less than 3% of the shares of outstanding common stock of the corporation, as described in paragraphs VII and VIII of this Section 4(c), so long as the outstanding common stock held by such Eligible Stockholder being aggregated to meet the 3% threshold for the nominating group meets the three-year continuous holding requirements of this Section 4(c). No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.
XII.Notwithstanding anything herein to the contrary, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in this Section 4(c) must be delivered or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the one year anniversary of the date the corporation commenced mailing or otherwise sending its proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is not scheduled to be held within thirty days before or after such anniversary date, notice by the stockholder must be so delivered not later than the one hundred fiftieth day prior to such annual meeting or if later the tenth day following the day on which notice of the date of the annual meeting was first mailed or first publicly disclosed, whichever occurs first.
(d)No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if so determined, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.
(e)At each meeting of the stockholders held for the election of directors, a person nominated in accordance with the procedures set forth in this Section 4 shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes withheld from such nominee’s election; provided, however, that if there are more persons nominated than the number of directors to be elected at such meeting, then the persons receiving the greatest number of votes cast shall be elected as the directors.

Meetings of the Board of Directors
Section 5.The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 6.The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 7.Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
Section 8.Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail, telegram, facsimile, or electronic mail; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
Section 9.At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at any meeting of the Board may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10.Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
Committees of Directors

Section 11.The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement or merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such com-mittee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to by resolution adopted by the Board of Directors.
Section 12.Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Compensation of Directors
Section 13.Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices
Section 1.Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile, or electronic mail.
Section 2.Whenever any notice is required to be given, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers
Section 1.The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose a Chairman of the Board, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificates of incorporation or these by-laws otherwise provide.
Section 2.The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.
Section 3.The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
Section 4.The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.
Section 5.The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
Chairman of the Board
Section 6.The Chairman of the Board, if chosen (or if no such officer is chosen, the President) shall preside at all meetings of the Board of Directors and shall perform such other duties as may from time to time be designated by the Board of Directors.
The President
Section 7.The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
Section 8.He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
The Vice Presidents
Section 9.In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
The Secretary and Assistant Secretary
Section 10.The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 11.The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Treasurer and Assistant Treasurers
Section 12.The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
Section 13.He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
Section 14.If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Indemnification of Officers, Directors
and Appointees: Insurance
Section 1.To the extent permitted by the certificate of incorporation and the laws of the State of Delaware, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or appointee of the Board of Directors of the corporation, or is or was serving at the request of the corporation as a director, officer, or such appointee in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred to him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 2.If a claim under Section 1 is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring a suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.
Section 3.Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving as appointee of the Board of Directors, or is or was serving at the request of the corporation in any such capacity in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this section

ARTICE VII

Certificates of Stock
Section 1.Shares of capital stock in the corporation may be certificated or uncertificated as provided under the General Corporate Law of the State of Delaware; provided, however, that every holder of stock in the corporation, upon written request to the transfer agent or registrar of the corporation, shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.
Section 2.If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on fact or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stock-holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3.Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Lost Certificates
Section 4.The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming this certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Transfers of Stock
Section 5.Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Fixing Record Date
Section 6.In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Registered Stockholders
Section 7.The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

General Provisions
Dividends

Section 1.Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2.Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their ab-solute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Annual Statement
Section 3.The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
Checks
Section 4.All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year
Section 5.The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Seal
Section 6.The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

Amendments
Section 1.These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting; provided, however, that notwithstanding that a lesser vote or no vote may be specified by law, the certificate of incorporation or these by-laws, Section 5 of Article II, Sections 1 and 2 of Article III, and this Article IX of these by-laws may be amended, altered or repealed only by (1) the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (2) the vote of not less than two-thirds of the directors then in office.